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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 22, 2006, relating to the financial statements and financial highlights, which appears in the December 31, 2005 Annual Report to Shareholders of MainStay VP Series Fund, Inc., consisting of Balanced Portfolio, Basic Value Portfolio (formerly Dreyfus Large Company Value Portfolio), Bond Portfolio, Capital Appreciation Portfolio, Cash Management Portfolio, Common Stock Portfolio, Convertible Portfolio, Developing Growth Portfolio (formerly Lord Abbett Developing Growth Portfolio), Floating Rate Portfolio, Government Portfolio, High Yield Corporate Bond Portfolio, Income and Growth Portfolio (formerly American Century Income & Growth Portfolio), International Equity Portfolio, Large Cap Growth Portfolio (formerly Eagle Asset Management Growth Equity Portfolio), Mid Cap Core Portfolio, Mid Cap Growth Portfolio, Mid Cap Value Portfolio, S&P 500 Index Portfolio, Small Cap Growth Portfolio, Total Return Portfolio and Value Portfolio, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.



PricewaterhouseCoopers LLP
New York, New York
April 6, 2006